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                                                                       Exhibit 5
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                                                              September 21, 1994





Arrow Electronics, Inc.
25 Hub Drive
Melville, NY 11747


Re: Arrow Electronics, Inc. Registration Statement on Form S-8 -- Gates/FA Distributing, Inc. 1985 Amended and Restated Stock Option Plan; Gates/FA Distributing, Inc. 1987 Stock Option Plan; Gates/FA Distributing, Inc. 1993 Stock Option Plan for Outside Directors; Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock Granted to James G. Foody; Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock Granted to Irwin Lieber; and Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock Granted to Charles A. Luther (the "Plans")


Ladies and Gentlemen:

                    In connection with the proposed issuance of up to 131,436 shares of Arrow Electronics, Inc.'s common stock ($1.00 par value) (the "Shares") for purchase pursuant to options granted under the Plan and with respect to which a Registration Statement on Form S-8 has been prepared for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, we have examined such corporate records, other documents and questions of law as we considered necessary for the purposes of this opinion.

                    We are of the opinion that when:

                    (a) the applicable provisions of the Securities Act of 1933 and of State securities or blue sky laws shall have been complied with; and

                    (b) your Board of Directors shall have duly authorized the issuance of such Shares, and the Shares
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          shall have been duly issued and paid for in an amount not less than the par value thereof,

the shares will be legally issued, fully paid and non-assessable.

                    We hereby consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8 and to the reference to us under the caption "Legal Opinion" in the Registration Statement, and any amendments thereto, filed in connection with the Plan.

                                              Very truly yours,

                                              /s/ Winthrop, Stimson, Putnam &
                                                   Roberts